     ROHN Industries, Inc. has entered into an Indemnification Agreement with the following persons in the form that follows:


Name                                   Date
Michael E. Levine                      May 18, 1999
Stephen E. Gorman                      September 10, 1999
John H. Laeri, Jr.                     May 18, 1999
Gene Locks                             May 18, 1999
Brian B. Pemberton                     May 18, 1999
Jordan Roderick                        November 23, 1999
Alan Schwartz                          May 18, 1999
James R. Cote                          May 18, 1999
Lester H. Nelson, III                  May 18, 1999
Jeffrey T. Jablonski                   May 18, 1999
Timothy W. Kirk                        May 18, 1999
James F. Hurley                        June 19, 2000
R.J. Pearson III                       June 26, 2000
Paul D. Grove                          July 31, 2000
Horace Ward                            December 8, 2000
David G. Brinker                       December 8, 2000

[ROHN INDUSTRIES INC. LOGO]


                            INDEMNIFICATION AGREEMENT


         THIS AGREEMENT, made and entered into this ___ th day of ____________, 20__ ("Agreement"), by and between ROHN Industries, Inc. a Delaware corporation ("Corporation", which term shall include one or more of its subsidiaries where appropriate), and ____________________ ("Indemnitee"):

         WHEREAS, highly competent persons are becoming more reluctant to serve corporations as directors or officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to, and activities on behalf of, such corporations; and

         WHEREAS, the current impracticability of obtaining adequate insurance and the uncertainties relating to indemnification have increased the difficulty of attracting and retaining such persons;

         WHEREAS, the Board of Directors of the Corporation (the "Board") has determined that the difficulty in attracting and retaining such persons is detrimental to the best interests of the Corporation's stockholders and that the Corporation should act to assure such persons that there will be increased certainty of such protection in the future;

         WHEREAS, it is reasonable, prudent and necessary for the Corporation contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Corporation free from undue concern that they will not be so indemnified; and

         WHEREAS, Indemnitee is willing to serve, continue to serve and/or to undertake additional service for or on behalf of the Corporation on the condition that he be so indemnified; and

         NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:

         1. SERVICES BY INDEMNITEE. Indemnitee agrees to serve or continue to serve as a director and/or officer of the Corporation. This Agreement shall not impose any obligation on the Indemnitee or the Corporation to continue the Indemnitee's position with the Corporation beyond any period otherwise applicable.

         2. GENERAL. The Corporation shall indemnify Indemnitee for, and hold Indemnitee harmless from and against, any Losses or Expenses (as hereinafter defined) at any time incurred by or assessed against Indemnitee arising out of or in connection with the service of Indemnitee as a director or officer of the Corporation to the fullest extent permitted by the laws of the State of Delaware in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification. Without diminishing the scope of such permitted indemnification provided by this Section, the rights of indemnification of Indemnitee provided hereunder shall include but shall not be limited to those rights set forth hereinafter.

         3. PROCEEDINGS OTHER THAN PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of (a) his Corporate Status (as hereinafter defined) or (b) anything done or not done by Indemnitee in any such capacity, he, was or is, or is threatened to be made, a party to any Proceeding (as hereinafter defined) or is involved (including, without limitation as a witness) in an Proceeding, other than a Proceeding by or in the right of the Corporation. Pursuant to this Section 3, Indemnitee shall be indemnified against all Losses and Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

         4. PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Indemnitee shall be Entitled to the rights of indemnification provided in this Section 4 if, by reason of (a) his Corporate Status or (b) anything done or not done by Indemnitee in any such capacity he was or is, or is threatened to be made, a party to any, Proceeding brought by or in the right of the Corporation to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified against all Losses and Expenses actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Notwithstanding the foregoing, no indemnification against such Losses or Expenses shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation if such indemnification is not permitted by Delaware or other applicable law, provided, however, that indemnification against all Losses and Expenses shall nevertheless be made by the Corporation in such event to the extent that the Court of Chancery of the State of Delaware, or the court in which such proceeding shall have been brought or is pending, shall determine.

         5. INDEMNIFICATION FOR LOSSES AND EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of (a) his Corporate Status or
(b) anything done or not done by Indemnitee in any such capacity, a party to and is wholly successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Losses and Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, the Corporation shall indemnify Indemnitee to the maximum extent permitted by law against all Losses and Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. In any review or Proceeding to determine the extent of indemnification, the Corporation shall bear the burden of proving any lack of success and which amounts sought in indemnity are allocable to claims, issue or matters which were not successfully resolved. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal or withdrawal with or without prejudice, shall be deemed to be a successful result as to such claims, issue or matter.

         6. PAYMENT FOR EXPENSES OF A WITNESS. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, the Corporation agrees to pay to Indemnitee all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith.

         7. ADVANCEMENT OF EXPENSES. The Corporation shall advance all reasonable Expenses incurred by or on behalf of Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three months) in connection with any Proceeding within twenty (20) days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding, whether or not a determination to indemnify has been made under
Section 8. Indemnitee's entitlement to such advancement of Expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking an adjudication or award in arbitration pursuant to this Agreement. The financial ability of Indemnitee to repay an advance shall not be a prerequisite to the making of such advance. Such statement or statements shall reasonably evidence the Expenses (which shall not include in any case the right of indemnitee to receive payments pursuant to Section 6 and Section 7 hereof, which shall not be subject to this Section 8), incurred (or reasonably expected to be incurred) by Indemnitee in connection therewith and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined pursuant to the terms of this agreement that Indemnitee is not entitled to be indemnified against such Expenses. Unpaid expenses shall bear interest accruing at the prime rate of interest from the twenty-first (21) day after receipt by the Corporation of such statement until said expenses are paid.

         8. PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

         (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Determination of Indemnitee's entitlement to indemnification shall be made promptly, but in no event later than 60 days after receipt by the Corporation of Indemnitee's written request for indemnification. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board and counsel for the Corporation in writing the Indemnitee has requested indemnification.

         (b) Upon written request by Indemnitee for indemnification pursuant to
         Section 8(a) hereof, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case: (i) if a Change in Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee (unless Indemnitee shall request that such determination be made by the Board or the stockholders, in which case the determination shall be made in the manner provided below in clause (ii) or (iii);
         (ii) if a Change of Control shall not have occurred, (A) by the Board by a majority vote even though less than a quorum consisting of Disinterested Directors (as hereinafter defined), (B) by a committee of such directors designated by majority vote of such directors, even though less than a quorum (B) if there are no such directors or if directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (C) by the stockholders of the Corporation; or (iii) as provided in Section 9(b) of this Agreement; and, if it is so determined that Indemnitee is entitled to the indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating shall be borne by the Corporation (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

         (c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) of this Agreement, the Independent Counsel shall be selected as provided in this Section 8(c). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Corporation shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Corporation, as the case may be, may, within seven
         (7) days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirement of "Independent Counsel" as defined in Section 15 of this Agreement, and the objection shall set forth with particularly the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 8(a) of this Agreement, no Independent Counsel shall have been selected or, if selected, shall have been objected to, in accordance with this
         Section 8(c), either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware or other court or competent jurisdiction for resolution of any objection that shall have been made by the Corporation or Indemnitee to the other's selection of Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is favorably resolved or the person as so appointed shall act as Independent Counsel under Section 8(b) of this Agreement. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 8(b) of this Agreement, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 8(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to
         Section 10(a)(iii) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

         9. PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

         (a) If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

         (b) If the person, persons or entity empowered or selected under
         Section 7 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made such determination within sixty
         (60) days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such sixty-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 8(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 8(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Corporation of the request such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made threat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination of entitlement is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to
         Section 8(b) of this Agreement.

         (c) The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification hereunder or create a presumption that Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct wads unlawful.

         (d) For purposes of any determination of good faith hereunder, Indemnitee shall be deemed to have acted in good faith if in taking such action Indemnitee relied on the records or books of account of the Corporation, including financial statements, or on information supplied to Indemnitee by the officers of the Corporation in the course of their duties, or on the advice of legal counsel for the Corporation or on information or records given or reports made to the Corporation by an independent certified public accountant or by an appraiser or other expert selected with reasonable care to the Corporation. The Corporation shall have the burden of establishing the absence of good faith. The provisions of this Section 9(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

         (e) The knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Corporation shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

         10. REMEDIES OF INDEMNITEE.

         (a) If (i) a determination is made pursuant to Section 8 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to
         Section 7 of this Agreement, (iii) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to
         Section 8(b) of this Agreement and such determination shall not have been made and delivered in a written opinion within ninety (90) days after receipt by the Corporation of the request for indemnification,
         (iv) payment of indemnification is not made pursuant to Section 5 of this Agreement within ten (10) days after receipt by the Corporation of a written request therefor or (v) payment of indemnification or such determination is deemed to have been made pursuant to Section 9 of this Agreement, Indemnitee shall be entitled to a final adjudication in an appropriate court of the

         State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator, which arbitrator shall be a member of the bar in the State of Illinois, pursuant to the rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this
         Section 10(a). The Corporation shall not oppose Indemnitee's right to any such adjudication or award in arbitration.

         (b) In the event that a determination shall have been made pursuant to
         Section 8 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. Regardless of whether a Change of Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section 9 the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

         (c) If a determination shall have been made or deemed to have been made pursuant to Section 8 or 9 of this Agreement that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law.

         (c) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.

         (d) If Indemnitee, pursuant to this Section 10, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Section 14 of this Agreement) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

         11. SECURITY

         (a) To the extent requested by the Indemnitee and approved by the Board, the Corporation may at any time and from time to time provide security to the Indemnitee for the Corporation's obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

         (b) For each Proceeding in which Indemnitee is entitled to indemnification, the Corporation, at the time such Proceeding is commenced, shall deposit a minimum of One Million Dollars ($1,000,000) in an escrow account to fund any Losses or Expenses for or on behalf of Indemnitee pursuant to this Agreement. In the event a single Proceeding involves more than one Indemnitee, only one such escrow account shall be established with respect to such Proceeding. The Corporation shall maintain a minimum balance in each such escrow account of One Million Dollars ($1,000,000) and shall increase such amount from time to time as it shall deem necessary or desirable to meet the Corporation's anticipated obligations in connection with such Proceeding, pursuant to this Agreement. The amount deposited by the Corporation in any such escrow account shall not limit the Corporation's liability under this Agreement. At the termination of any such Proceeding, after payment of all Losses and Expenses, judgments, fines or settlement amounts, the balance of funds remaining in the escrow account established for such Proceeding shall be returned to the Corporation for its general purposes and such escrow account shall be closed.

         12. NON-EXCLUSIVITY;  DURATION OF AGREEMENT; INSURANCE; SUBROGATION.

         (a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive at any other rights to which Indemnitee may at any time be entitled under applicable law, the Corporation's certificate of incorporation or bylaws, any other agreement, a vote of stockholders or a resolution of directors, or otherwise both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office. To the extent Indemnitee would be prejudiced thereby, no amendment, alteration, rescission or replacement of this Agreement or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted by such Indemnitee in Indemnitee's position with the

         Corporation or any other entity which Indemnitee is or was serving at the request of the Corporation prior to such amendment, alteration, rescission or replacement. This Agreement shall continue until and terminate upon the latter of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director and officer of the Corporation or as an officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee served at the request of the Corporation; or (b) one year after the final termination of all pending or threatened Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 9 of this Agreement relating thereto. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.

         (b) If the Corporation maintains an insurance policy or policies providing liability insurance for directors or officers of the Corporation of fiduciaries of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with the terms thereof to the maximum extent of the coverage available for any such director or officer under such policy or policies.

         (c) If any payment is made under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

         (d) The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment (net of Expenses incurred in collecting such payment) under any insurance policy, contact, agreement or otherwise.

         13. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever
(a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         14. EXCEPTION TO RIGHT OF INDEMNIFICATION OR ADVANCEMENT OF EXPENSES. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim, issue or matter therein, brought or made by him against the Corporation, except as may be provided in Section 9(e) of this Agreement.

         15. DEFINITIONS.  FOR PURPOSES OF THIS AGREEMENT:

         (a) "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A (or in response to any similar item or any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (iii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

         (b) "Corporate Status" describes the status of a person who is or was or has agreed to become a director of the Corporation, or is or was an officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the request of the Corporation.

         (c) "Disinterested Directors" means a director of the Corporation who is not and

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


         was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

         (d) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts and witnesses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend or investigating a Proceeding.

         (e) "Fines" shall include any excise taxes assessed on Indemnitee with respect to any employee benefit plan.

         (f) "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither at the time of designation is, nor in the five years immediately preceding such designation was, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's rights under this Agreement arising on or after the date of this Agreement, regardless of when the Indemnitee's act or failure to act occurred.

         (g) "Losses" shall mean all expenses, liabilities, losses and claims (including attorneys' fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as amended from time to time, penalties and amounts to be paid in settlement) incurred in connection with any Proceeding.

         (h) "Proceeding" includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing an any other proceeding (including any appeals from any of the foregoing) whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 10 of this Agreement to enforce his rights under this Agreement.

         16. HEADINGS. The headings of the Sections of this Agreement are inserted for Convenience of reference only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

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


         17. MODIFICATION AND WAIVER. This Agreement may be amended from time to time to reflect changes in Delaware law or for other reasons. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall waiver constitute a continuing waiver.

         18. NOTICE BY INDEMNITEE. Indemnitee agrees promptly to notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter that may be subject to indemnification or advancement of Expenses covered hereunder; provided, however, that the failure to give any such notice shall not disqualify the Indemnitees from indemnification hereunder.

         19. NOTICES. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, at the time of delivery, or (ii) if mailed by certified mail (return receipt requested) with postage prepaid, on the third business day after the date on which it is so mailed, and addressed:

(a)      if to Indemnitee, to:

                           ----------------------------
                           @ Address last known to the Corporation

(b)      if to the Corporation, to:

                           ROHN Industries, Inc.
                           6718 W. Plank Road
                           Peoria, IL  61604
                           Attention:  Secretary

or to such other address as may have been furnished by like notice to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

         20. GOVERNING LAW. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

         21. ENTIRE AGREEMENT. Subject to the provisions of Section (12) hereof, this Agreement constitutes the entire understanding between the parties and supersedes all proposals, commitments, writings, negotiations and understandings, oral and written, and all other communications between the parties relating to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above set forth.

                                  ROHN Industries, Inc.

                                  By:
                                     -----------------------------------------
                                  Its:
                                      ----------------------------------------


                                   Indemnitee

                                   -------------------------------------------

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